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                                                               EXHIBIT 10.16



                            SECOND RIDER TO GUARANTY

      This Second Rider to Guaranty dated February 25, 1997 amends and restates that certain Rider to Guaranty dated June 7, 1996 executed by Barry Budilov and Carole Budilov ("Guarantor") in favor of CoreStates Bank, N.A. (the "Bank").

      1. Capitalized terms not defined herein shall have the meaning given to such terms in that certain Guaranty (the "Guaranty") dated June 7, 1996 executed by Guarantor in favor of the Bank.

      2. The first sentence of Section 3 of the Guaranty is hereby amended to read in its entirety as follows:

      In consideration of any existing Obligations and any Obligations which may hereafter arise or be incurred, each Guarantor, intending to be legally bound, absolutely and unconditionally (and jointly and severally if more than one) guaranties to Bank the payment, performance and satisfaction when due (whether by stated maturity, demand, acceleration or otherwise) of all Obligations, provided that the monetary liability of Guarantors hereunder shall not exceed an aggregate of $500,000 plus costs of enforcement referred to in Section 4 of the Guaranty (the "Limited Guaranty"), provided that the Limited Guaranty shall increase: (a) in accordance with that certain Licensed Inventory Liquidation Agreement (the "LILA") of even date herewith executed by the Obligor, the Guarantor and Rudy Slucker and Linda Slucker in favor of the Bank, and (b) by an additional $375,000 (the "Additional Guaranty") if Obligor does not complete an initial public offering of its capital stock by February 28, 1998 and, within 180 days thereafter, the Bank cannot realize a net gain of at least $300,000 from the sale of all shares of Obligor's capital stock which the Bank acquired directly from the Obligor pursuant to a Warrant between Obligor and the Bank, provided that the Guarantor shall be released of his obligation for the Additional Guaranty if Obligor realizes a net profit of at least $1,760,400 for its fiscal year ending December 31, 1997.

      3. Upon exercising its rights under the Guaranty, the Bank shall proceed first, against Rudy Slucker and Linda Slucker for the amount of $500,000 pursuant to their Guaranty to the Bank dated June 7, 1996, together with any increase thereof attributable to the LILA, second, against Guarantor for the amount of the Limited Guaranty, and third, against Guarantor for the Additional Guaranty.

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      IN WITNESS WHEREOF, each Guarantor has executed this Rider to Guaranty as of the date and year first above written.


/s/ [SIGNATURE ILLEGIBLE]                    /s/ Barry Budilov
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Witness                                      Barry Budilov


/s/ Barry Budilov                            /s/ Carole Budilov
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Witness                                      Carole Budilov


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